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                                                                   Exhibit 11.2

                                      PSINet Inc.

                   Calculation of Pro Forma Loss per Share and Weighted
                           Average Shares Used in Calculation (1)
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
                                                                                YEAR ENDED
                                                                             DECEMBER 31, 1995
                                                                             -----------------
Weighted average shares outstanding:
Common stock:
Shares outstanding at beginning of year....................................        13,041,266
Shares from conversion of redeemable preferred stock, assuming conversion
  as of beginning of year..................................................        10,042,680
Weighted average shares issued to employees under revenue bonus plan
  (18,300 shares)..........................................................            18,021
Weighted average shares issued for the acquisition of Pipeline (2,690,218
  shares)..................................................................         2,413,723
Weighted average shares issued for the conversion of certain Pipeline
  employee stock options (98,255 shares)...................................            88,157
Weighted average shares issued in connection with initial public offering
  (4,370,000 shares).......................................................         2,828,361
Weighted average shares issued for the acquisition of InterCon (921,612
  shares)..................................................................           496,676
Weighted average shares issued for the acquisition of Software Ventures
  (762,208 shares).........................................................           357,814
Weighted average shares issued for the acquisition of EUnet (42,011
  shares)..................................................................            18,555
Weighted average shares issued in connection with public offering
  (4,000,000 shares issued by the Company).................................            66,667
Weighted average shares issued during the year ended December 31, 1995
  (1,928,382 shares).......................................................           460,947
                                                                             -----------------
                                                                                   29,832,867
                                                                             -----------------
                                                                             -----------------
Net loss...................................................................   $   (53,160,000)
                                                                             -----------------
                                                                             -----------------
Pro forma loss per share (unaudited).......................................   $         (1.78)
                                                                             -----------------
                                                                             -----------------
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(1) For a description of pro forma loss per share, see Note 1 of the Notes to the Consolidated Financial Statements incorporated by reference in Part II,
    Item 8 of this Form 10-K.